Exhibit 99.1

®	News Release

Cory T. Walker
January 15, 2014	Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC. ENTERS INTO AGREEMENT
TO ACQUIRE THE WRIGHT INSURANCE GROUP, LLC;
CONFERENCE CALL SCHEDULED THURSDAY, JANUARY 16 AT 8:30 AM EST

(Daytona Beach and Tampa, Florida) . . . J. Powell Brown, Chief Executive Officer and President of Brown & Brown, Inc. (NYSE:BRO), today announced that Brown & Brown, Inc. has entered into a merger agreement to acquire The Wright Insurance Group, LLC (“Wright”).

This transaction:

•
Brings to Brown & Brown a substantial presence in the national flood insurance program (NFIP) and a premier service provider for government-sponsored insurance programs and proprietary national and regional programs (collectively, the “Programs Business”) with 2013 net adjusted revenues of $114 million (adjusted for certain divestitures to occur prior to closing).

•	Allows for growth initiatives that will concentrate on leveraging Wright’s market expertise, tenured client relationships and infrastructure.
•	Joins in one organization two highly compatible sales and service cultures with the highest degree of ability and desire to succeed.

As part of this transaction:

•	Wright’s current operational leadership team will remain in place and will continue to operate from offices in (i) Uniondale, New York, (ii) Albany, New York and (iii) St. Petersburg, Florida.
•
Wright’s public entity/program services/specialty operations in New York will report to Tony Grippa (Regional Vice President) and Wright’s flood program operations will report to Chris Walker (Regional Executive Vice President).

•	All of Wright’s operations will become part of Brown & Brown’s National Programs Division.
•	Pro-forma projected net revenues of $121 million and projected EBITDA of $58.8 million for the first twelve months of operation of the Wright companies after closing.
•	Estimated earnings per share growth of $.09 to $.10 in the next fiscal year.

Powell Brown stated, “Wright Insurance Group has an enviable history of solid growth and impeccable client service.  With the support of its lead equity partner, Aquiline Capital Partners, Wright added a unique asset with a national position in the Wright WYO flood program.  We look forward to the opportunities ahead combining the skills and expertise of our new Brown & Brown teammates from Wright with the Brown & Brown platform to continue to serve Wright’s valued client base.”

Jeff Greenberg, Chief Executive of Aquiline said, “We have enjoyed working with Brown & Brown on this transaction and admire the firm and its leadership.  They are an ideal owner of Wright and share our positive outlook for the business and appreciation for the quality of the existing management team.  We are pleased the employees and clients of Wright will be in such capable hands.”

The total net consideration to be paid for the ownership interests of Wright is $602.5 million.  This amount is comprised of cash payments of $587.5 million for the Programs Business, $7.5 million for Wright National Flood Insurance Company (“WNFIC”) and $7.5 million for WNFIC statutory surplus.  Brown & Brown anticipates the transaction will yield future tax benefits in the amount of $108 million.  In addition, contingent consideration of up to $37.5 million may be payable if Wright completes certain agreed upon acquisitions prior to closing.  The transaction is expected to close in April of 2014 and is subject to customary closing conditions, including Hart-Scott-Rondino approval and related regulatory approvals.  The transaction will be a cash acquisition (utilizing free cash and existing debt sources) and is not subject to financing conditions.  The total consideration does not reflect any one-time transaction expenses.

On Thursday, January 16, 2014, J. Powell Brown, J. Scott Penny, Regional President and Chief Acquisitions Officer, and Cory T. Walker, Senior Vice President and Chief Financial Officer of Brown & Brown, Inc., will host an investor update conference call concerning this transaction. You are invited to listen to the call, which will be broadcast live on Brown & Brown’s Internet site at 8:30 a.m. EST. Simply log on to www.bbinsurance.com and click on “Investor Relations” and then “Calendar of Events”.  A presentation containing additional material regarding the transaction will also be available at this link.

If you are unable to listen during the live webcast, audio from the conference call will be available commencing two hours after the end of the live broadcast until midnight (EST) on Thursday, January 30, 2014.  To access this replay, dial 1-888-203-1112 or 1-719-457-0820 and, when prompted, enter replay access code 8171635. Audio will also be archived on Brown & Brown’s website, www.bbinsurance.com, for 60 days after the live broadcast. To access the website replay, go to “Investor Relations” and click on “Calendar of Events”.  Windows Media Player software and at least a 28.8 kbps connection to the Internet are required to access and listen to this broadcast.

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and related services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, Brown & Brown is ranked by Business Insurance magazine as the United States’ seventh largest independent insurance intermediary.  The Wright Insurance Group is a fee-based specialty insurance services company that underwrites and administers complex property and casualty risks through three distinct segments: (i) Wright Flood, (ii) program services servicing reciprocals and self-insured groups and (iii) managing general agent services.  Brown & Brown’s web address is www.bbinsurance.com.  Wright’s current operations can be reviewed at Wright’s web address located at www.wrightinsurance.com/companies.

This press release may contain certain statements relating to future results which are forward-looking statements, including those associated with this acquisition; the potential growth initiatives that may result; the future locations of Wright’s operations; the reporting structure for Wright’s operations; the pro-forma projected net revenues, EBITDA and earnings per share; the integration of the current Wright operations with Brown & Brown after the transaction; the combination of the skills and expertise of Wright with Brown & Brown; and the expected purchase price and closing date.  These statements are not historical facts, but instead represent only Brown & Brown’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of Brown & Brown’s control.  It is possible that actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements due to a number of risks and uncertainties.  These risks and uncertainties include, but are not limited to: Brown & Brown’s consummation and integration of the announced acquisition, including adequately addressing any matters analyzed in the due diligence process; Brown & Brown’s ability to retain Wright’s customers following the transaction; the post-transaction performance of the operations acquired from Wright combined with Brown & Brown’s operations; material adverse changes in the business and financial condition of Wright, Brown & Brown, or both, and their respective customers; material adverse changes in economic conditions in the markets Brown & Brown serves and in the general economy; management’s decisions after the transaction regarding employment positions with Brown & Brown; the inability of certain individuals to fill certain positions with Brown & Brown after the transaction; changes to management’s strategy, including the future strategic decisions regarding its insurance carrier relationships and/or the products and services it offers its distribution partners; future regulatory actions and conditions in the states in which Brown & Brown conducts its business; competition from others in the insurance agency, wholesale brokerage, insurance programs and service business; the occurrence of adverse economic conditions; an adverse regulatory climate; and a disaster in California, Florida, Georgia, Indiana, Louisiana, Massachusetts, Michigan, New Jersey, New York, Oregon, Pennsylvania, Texas, Virginia and Washington because a significant portion of business written by Brown & Brown is for customers located in these states; and the inherent uncertainty in making estimates, judgments, and assumptions in the preparation of financial statements in accordance with generally accepted accounting principles in the United States of America.  Further information concerning Brown & Brown and its business, including factors that potentially could materially affect Brown & Brown’s financial results and condition, as well as its other achievements, is contained in Brown & Brown’s filings with the Securities and Exchange Commission.  All forward-looking statements made herein are made only as of the date of this release, and Brown & Brown does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which Brown & Brown hereafter becomes aware.

Information Regarding Non-GAAP Measures
This press release refers to EBITDA (defined as earnings from continuing operations before interest, income taxes, depreciation and amortization), which is a measure not in accordance with, or an alternative to, the GAAP information provided herein.  Brown & Brown believes EBITDA provides a meaningful representation of its operating performance and improves the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability.  The most directly comparable GAAP measure is net income.  For the first twelve (12) months of operations of the Wright companies after closing, the projected net income is $15,845,000.

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